Exhibit 99.1

OMNIBUS AMENDMENT AGREEMENT

          This Omnibus Amendment Agreement is made as of November 30, 2007 (this “Agreement”) by and among XL Asset Funding Company I LLC (“Asset Funding”), XL Capital Assurance Inc. (“XLCA”) and XL Life and Annuity Holding Company (“Holdings”).

          WHEREAS, one or more of the parties hereto have entered into the following agreements (i) Investment Agreements (the “GICs”), each between Asset Funding and the Issuer/Borrower and Trustee counterparties thereto; (ii) the Insurance and Indemnity Agreement, dated as of October 13, 2006 (the “Insurance Agreement”), among Asset Funding, XLCA and Holdings; (iii) the Collateral Pledge, Security and Management Agreement, dated as of October 13, 2006 (the “CMA”), among XLCA, Asset Funding, Holdings and Mellon Bank, N.A., as collateral agent (the “Collateral Agent”); (iv) the letter agreement among XLCA, Asset Funding and Holdings, dated as of October 13, 2006 in respect of the premium payable by Asset Funding in consideration of the issuance of the guaranty insurance policies by XLCA pursuant to the Insurance Agreement (the “Premium Letter”), and (v) the Securities Account Control Agreement, dated as of July 20, 2006 (the “Control Agreement”, and together with the GICs, the Premium Letter, the Insurance Agreement and the CMA, collectively, the “Program Agreements”), among Asset Funding, XLCA and Mellon Bank, N.A., as Securities Intermediary;

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Insurance Agreement;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. CMA. The parties hereto hereby agree and acknowledge that, notwithstanding the fact that the CMA was not signed by the Collateral Agent, the CMA constitutes an enforceable agreement among the parties hereto as of the date of the CMA.

          2. Release of Liens on the Transferred Collateral. Notwithstanding anything to the contrary contained in the Program Agreements, in the event Asset Funding is permitted to by the applicable GIC and decides to grant a security interest in and/or deliver any Required Third Party Collateral to the party authorized or required to hold the same pursuant to the applicable GIC, then, to the extent a security interest is granted or a pledge is made, in each case pursuant to the applicable GIC, such Required Third Party Collateral shall be removed from the Collateral Account, and accordingly, (i) the lien and security interest granted to XLCA in such removed Required Third Party Collateral shall automatically terminate, (ii) such removed Required Third Party Collateral shall be pledged and transferred free and clear of XLCA’s lien under any Program Agreement and (iii) such removed Required Third Party Collateral shall cease to be Collateral under the CMA and the Insurance Agreement and shall cease to be subject to the Control Agreement; provided that Asset Funding may only post collateral pursuant to a GIC to the extent that the posting of such collateral will not cause XLCA to be in violation of the single or aggregate risk limitations set forth in Section 6904 of the New York State Insurance Laws; and, provided, further, that at any time after the occurrence and during the continuance of an Event of Default (other than any Event of Default resulting from any action or inaction of XLCA) XLCA may deliver a written notice to Asset Funding to block Asset Funding from removing any such Required Third Party Collateral from the Collateral Account. Upon such removal, XLCA shall sign all releases in form satisfactory to XLCA as may be reasonably requested by the recipient of such removed Required Third Party Collateral to evidence the release of XLCA’s lien therein. To the extent that any such Required Third Party Collateral is no longer pledged pursuant to a GIC, then such Required Third Party Collateral shall be released from such pledge and pledged to XLCA in accordance with the CMA.

          3. Amendment. Section 5.2(e) of the Insurance Agreement is hereby amended and restated in its entirety as follows:

the Required Collateral Amount is (i) not either (A) held as Required Third Party Collateral pursuant to a Qualified Investment Agreement or (B) on deposit as reported in any Monthly Report and (ii) the Investment Agreement Provider fails to deliver additional Eligible Investments necessary to meet the Required Collateral Amount to the Collateral Agent within fifteen (15) Business Days of the date on which the Monthly Report was due;

          4. Ratification. Except as specifically modified by this Agreement, each Program Agreement is hereby ratified and confirmed in all respects and shall continue to apply with full force and effect.

          5. Entire Agreement. This Agreement states the entire agreement and supersedes all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto.

          6. WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

          7. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York.

          8. Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          9. Counterparts and Facsimile. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Agreement by facsimile or Adobe pdf file and such facsimile or Adobe pdf file signatures shall be deemed to be the same as original signatures.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

XL Asset Funding Company I LLC

By:	/s/ Frank Beardsley
Name: Frank Beardsley
Title: President

XL Capital Assurance Inc.

By:	/s/ Susan Comparato
Name: Susan Comparato
	Title:	General Counsel, Secretary and
Managing Director

XL Life and Annuity Holding Company

By:	/s/ Frank Beardsley
Name: Frank Beardsley
Title: President